Exhibit 99.2

Press Release	Contact: Christopher D. Myers
For Immediate Release	President and Chief Executive Officer
(909) 980-4030

CVB Financial Corp. to Present at FIG Partners’ 4th Annual West Coast

Bank CEO Forum

Ontario, CA, February 6, 2013 - Chris Myers, President and Chief Executive Officer of CVB Financial Corp., will be presenting as part of the Leaders Bank Panel on Thursday, February 7, 2013 at FIG Partners’ 4th Annual West Coast Bank CEO Forum. The conference will take place in San Francisco, California from February 6 to February 7. In addition, Mr. Myers will be hosting one-on-one meetings with various investors.

The presentation will be available on the Company’s website at www.cbbank.com under “Our Investors” tab, “Investor Presentation” for 90 days.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of $6.4 billion. Citizens Business Bank serves 41 cities with 40 Business Financial Centers, five Commercial Banking Centers and three trust office locations serving the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the Our Investors tab.